FB Financial Corporation Reports Fourth Quarter 2022 and Annual Results
Reports Q4 Diluted EPS of $0.81, Adjusted Diluted EPS of $0.85,
Annualized Q4 Deposit Growth of 33.7%
NASHVILLE, TENNESSEE—January 17, 2023-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $38.1 million, or $0.81 per diluted common share, for the fourth quarter of 2022, compared to $0.68 in the previous quarter and $1.02 in the fourth quarter of last year. Adjusted net income was $40.0 million, or $0.85 per diluted common share, compared to $0.68 in the previous quarter and $0.89 in the fourth quarter of last year.
For the year ended December 31, 2022, the Company reported net income of $124.6 million, or $2.64 per diluted common share, compared to $190.3 million, or $3.97 per diluted common share, for the year ended December 31, 2021. Adjusted diluted earnings per common share were $2.91 and $3.78 for the years ended December 31, 2022 and 2021, respectively. The Company's book value per common share as of December 31, 2022, was $28.36 and the tangible book value ("TBV") per common share was $22.90.
The Company grew deposits to $10.9 billion (33.7% annualized), loans held for investment to $9.30 billion (8.42% annualized), total assets to $12.8 billion (19.1% annualized) and adjusted tangible book value per common share to $26.53 (10.6% annualized) during the fourth quarter of 2022 from the previous quarter. Net interest margin ("NIM") was 3.78% for the fourth quarter and Mortgage contributed a pre-tax loss of $4.2 million for the quarter compared to a pre-tax loss of $3.7 million in the previous quarter.
President and Chief Executive Officer, Christopher T. Holmes stated, “The Company performed well in our priority areas of liquidity, credit and capital, with strong performance metrics in each of those areas. Beyond those priorities, we were able to grow the Company with robust increases in deposits, loans and total assets. Our deposit growth of 33.7% annualized was the highlight of the quarter. As we head into 2023, we have positioned the Company for a tightening money supply, slower economic growth and intensifying competition."

	2022		2021	Annualized
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Fourth Quarter	4Q22 / 3Q22 % Change	4Q22 / 4Q21 % Change
Balance Sheet Highlights
Investment securities, at fair value	$1,474,176	$1,485,133	$1,681,892	(2.93)%	(12.4)%
Mortgage loans held for sale, at fair value	108,961	97,011	672,924	48.9%	(83.8)%
Commercial loans held for sale, at fair value	30,490	33,722	79,299	(38.0)%	(61.6)%
Loans held for investment (HFI)	9,298,212	9,105,016	7,604,662	8.42%	22.3%
Allowance for credit losses(a)	134,192	134,476	125,559	(0.84)%	6.88%
Total assets	12,847,756	12,258,082	12,597,686	19.1%	1.99%
Interest-bearing deposits	8,179,203	7,039,568	8,096,683	64.2%	1.02%
Noninterest-bearing deposits	2,676,631	2,966,514	2,740,214	(38.8)%	(2.32)%
Mortgage escrow deposits	75,612	140,768	127,617	(183.6)%	(40.8)%
Total deposits	10,855,834	10,006,082	10,836,897	33.7%	0.17%
Borrowings	415,677	722,940	171,778	(168.6)%	142.0%
Total common shareholders' equity	1,325,425	1,281,161	1,432,602	13.7%	(7.48)%
Book value per share	$28.36	$27.30	$30.13	15.4%	(5.87)%
Total common shareholders' equity to total assets	10.3%	10.5%	11.4%
Tangible book value per common share*	$22.90	$21.85	$24.67	19.1%	(7.17)%
Adjusted tangible book value per common share*	$26.53	$25.84	$24.55	10.6%	8.07%
Tangible common equity to tangible assets*	8.50%	8.54%	9.51%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated January 17, 2023.

(a) Excludes reserve for credit losses on unfunded commitments of $22,969, $23,577, and $14,380 recorded in accrued expenses and other liabilities as of December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

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FB Financial Corporation
Fourth Quarter 2022 Results

	2022		2021
(dollars in thousands, except share and per share data)	Fourth Quarter	Third Quarter	Fourth Quarter
Results of operations
Net interest income	$110,498	$111,384	$89,755
NIM	3.78%	3.93%	3.19%
Provisions for credit losses	$(456)	$11,367	$(10,769)
Net charge-off ratio	0.02%	0.00%	0.12%
Noninterest income	$17,469	$22,592	$53,219
Mortgage banking income	$9,106	$12,384	$31,350
Total revenue	$127,967	$133,976	$142,974
Noninterest expense	$80,230	$81,847	$90,902
Core noninterest expense*	$80,230	$81,847	$89,480
Efficiency ratio	62.7%	61.1%	63.6%
Core efficiency ratio*	61.0%	60.7%	67.0%
Adjusted pre-tax, pre-provision earnings*	$50,299	$52,516	$43,573
Adjusted Banking segment pre-tax, pre-provision earnings*	$54,479	$56,178	$42,863
Adjusted Mortgage segment pre-tax, pre-provision (loss) earnings*	$(4,180)	$(3,662)	$710
Net income applicable to FB Financial Corporation(1)	$38,143	$31,831	$48,827
Diluted earnings per common share	$0.81	$0.68	$1.02
Effective tax rate	20.8%	21.9%	22.3%
Adjusted net income*	$40,045	$32,117	$42,551
Adjusted diluted earnings per common share*	$0.85	$0.68	$0.89
Weighted average number of shares outstanding - fully diluted	47,036,742	47,024,611	47,896,715
Actual shares outstanding - period end	46,737,912	46,926,377	47,549,241
Returns on average:
Assets ("ROAA")	1.22%	1.05%	1.60%
Equity ("ROAE")	11.7%	9.45%	13.7%
Tangible common equity ("ROATCE")*	14.6%	11.7%	16.8%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated January 17, 2023.

(1) Includes dividends declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the fourth quarters of 2022 and 2021.
Balance Sheet and Net Interest Margin
The Company reported loan balances (HFI) of $9.30 billion at the end of the fourth quarter, an increase of $193.2 million, or 8.42% annualized, from the end of the previous quarter. This loan growth during the quarter of $193.2 million was after the Company sold $125.7 million in participations to other banks as part of its balance sheet management strategy. The contractual yield on loans increased to 5.45% in the fourth quarter of 2022 from 4.79% in the previous quarter.
Total deposits increased by $849.8 million in the fourth quarter to $10.9 billion. The increase in total deposits was driven by a focused initiative to increase deposits from new and existing customers. The Company's total cost of deposits increased during the quarter from the prior quarter by 68 basis points to 1.20%, and the cost of interest-bearing deposits increased to 1.67%. Noninterest-bearing deposits decreased to $2.68 billion during the quarter. The Company paid down higher cost Federal Home Loan Bank advances by $365.0 million at an average interest rate of 3.89% during the quarter.
The Company’s net interest income decreased on a tax equivalent basis to $111.3 million in the fourth quarter from $112.1 million in the prior quarter. The decrease was related to higher interest expense on deposits and a $2.42 million decrease in loan fees from the prior quarter. The Company's NIM was 3.78% for the fourth quarter, compared to 3.93% for the third quarter. The NIM decreased due to lower loan fees, higher cost of funds, and a lower ratio of loans to deposits as the Company shifted to an enhanced balance sheet liquidity profile.
Holmes continued, "Maintaining optionality in the Company's liquidity profile positions us well for additional balance sheet growth and maximizing profitability in future quarters."
Noninterest Income
Noninterest income was $17.5 million for the fourth quarter of 2022, compared to $22.6 million for the prior quarter and $53.2 million for the fourth quarter of 2021. Banking noninterest income was $8.3 million for the fourth quarter of 2022, compared to $10.3 million for the prior quarter and $21.9 million for the fourth quarter of 2021. Net changes in fair value in commercial loans
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FB Financial Corporation
Fourth Quarter 2022 Results

held for sale during the fourth quarter of 2022 resulted in a loss, related to a single national syndicated credit, included in noninterest income of $2.6 million compared to a loss of $0.4 million in the prior quarter and a gain of $9.9 million in the fourth quarter of 2021.
Mortgage banking income decreased to $9.1 million in the fourth quarter, compared to $12.4 million in the third quarter of 2022 and $31.4 million in the fourth quarter of 2021. The Mortgage segment had a pre-tax net loss of $4.2 million for the fourth quarter of 2022 compared to a pre-tax net loss of $3.7 million during the previous quarter and a pre-tax contribution of $0.7 million for the fourth quarter of last year. Interest rate lock commitment volume totaled $281.7 million in the fourth quarter compared to $408.9 million in the third quarter of 2022 and $1.48 billion in the fourth quarter of 2021.
Chief Financial Officer, Michael Mettee noted, “Mortgage originations were expected to slow during the quarter due to normal seasonality, and results continue to be negatively impacted by volatile interest rates and the challenging housing market. The Mortgage segment continues to make adjustments to achieve sustainable operational profitability."
Expense Management
Noninterest expenses were $80.2 million for the fourth quarter of 2022, compared to $81.8 million for the prior quarter and $90.9 million for the fourth quarter of 2021. Banking segment noninterest expense was $66.9 million for the fourth quarter of 2022, compared to $65.9 million for the third quarter of 2022 and $60.1 million for the fourth quarter of 2021.
Mortgage segment noninterest expense was $13.3 million for the fourth quarter of 2022, compared to $16.0 million for the previous quarter and $30.8 million for the fourth quarter of 2021.
During the fourth quarter of 2022, the Company's core efficiency ratio was 61.0%, compared to 60.7% in the previous quarter and 67.0% for the fourth quarter of the prior year. The Banking segment core efficiency ratio for the fourth quarter was 54.7% versus the previous quarter of 53.8% and 57.5% in the fourth quarter of the previous year.
Mettee noted, “The Company's overall efficiency ratio was relatively stable for the quarter and the Banking segment moved slightly higher due to a modestly higher expense load and lower loan fees impacting top line revenue.”
Credit Quality
The Company recorded a net reversal in provisions for credit losses of $0.5 million in the fourth quarter of 2022. The negative provision expense was the net of a provision expense of $0.2 million related to loans held for investment and a negative provision expense of $0.6 million related to unfunded loan commitments. Unfunded construction loan commitments reduced by $57.7 million during the fourth quarter leading to the smaller allowance for credit losses ("ACL") and negative provision expense related to these unfunded commitments. The Company maintains an ACL of $134.2 million as of December 31, 2022, representing 1.44% of loans HFI.
The Company experienced net charge offs of $0.4 million in the fourth quarter of 2022, or 0.02% of average loans HFI, compared to net charge-offs to average loans HFI of 0.00% in the prior quarter. For the year-ended December 31, 2022, the Company experienced net charge-offs of $1.8 million, or 0.02% of average loans HFI, compared to 0.08% for the year-ended December 31, 2021.
The Company's nonperforming loans as a percent of loans HFI were 0.49% at the end of the fourth quarter of 2022 compared to 0.47% at the end of the previous quarter and 0.62% at the end of the fourth quarter of the previous year. Nonperforming assets as a percentage of total assets at the end of the fourth quarter were 0.68% compared to 0.62% as of the prior quarter-end. A single relationship from the commercial loans HFS portfolio from a previous acquisition contributed 7 bps of the increase in nonperforming assets in the fourth quarter.
Holmes commented, “Our loan portfolio continues to exhibit strong credit quality metrics. We had minimal charge-offs in the quarter, which is consistent with our results for the year, and our balance sheet is positioned for potential economic headwinds in 2023.”
Capital Strength
“We remain in a position of capital strength with a Common Equity Tier 1 ratio of 11.0% and tangible common equity to tangible assets of 8.50%. The Company is well positioned to deploy capital as opportunities arise,” commented Holmes.
Summary
Holmes summarized, "The fourth quarter results demonstrated our ability to raise customer deposits in a challenging environment. The growth resulted in net interest margin contraction, but positions the Company well as we move into 2023. We remain positioned for a range of economic outcomes by concentrating on liquidity, credit and capital in the near term. A focused discipline on these priorities will serve our customers, associates, communities, and shareholders well during the coming year."
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FB Financial Corporation
Fourth Quarter 2022 Results

WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results on January 17, 2023, at 8:00 a.m. (Central Time). To listen to the call, participants should dial 1-877-883-0383 (confirmation code 9684791) approximately 10 minutes prior to the call. A telephonic replay will be available approximately two hours after the call through January 24, 2023, by dialing 1-877-344-7529 and entering confirmation code 3581055.
A live online broadcast of the Company’s quarterly conference call will be available online at https://event.choruscall.com/mediaframe/webcast.html?webcastid=hqRQfmWF. An online replay will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 12 months.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank with 82 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank has approximately $12.8 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Michael Mettee
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	mmettee@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on January 17, 2023.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of the Supplemental Financial Information, which is available in connection with this Earnings Release. A detailed discussion of historical business segment results is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Earnings Release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (3) the Company’s ability to effectively manage problem credits, (4) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (5) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (6) the Company’s ability to successfully execute its various business strategies, (7) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (8) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (9) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (10) the Company's dependence on information technology systems of third party service providers and the risk of
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FB Financial Corporation
Fourth Quarter 2022 Results

systems failures, interruptions, or breaches of security, and (11) the adverse effects of the ongoing global COVID-19 pandemic, including the effect of actions taken to mitigate its impact on individuals or the economy broadly; (12) natural disasters or acts of war or terrorism, (13) international or political instability, including the impacts related to or resulting from Russia’s military action in Ukraine and additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.
The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), adjusted Banking segment pre-tax, pre-provision earnings, Banking segment core noninterest income, Mortgage segment core noninterest income, Banking segment core noninterest expense, Mortgage segment core noninterest expense, Banking segment core revenue, Mortgage segment core revenue, Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, adjusted tangible common equity, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted pre-tax pre-provision return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Adjusted tangible common equity and adjusted tangible book value also exclude the impact of net accumulated other comprehensive (loss) income.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Earnings Release for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
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FB Financial Corporation
Fourth Quarter 2022 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2022		2021
	Fourth Quarter	Third Quarter	Fourth Quarter
Statement of Income Data
Total interest income	$147,598	$128,483	$97,219
Total interest expense	37,100	17,099	7,464
Net interest income	110,498	111,384	89,755
Total noninterest income	17,469	22,592	53,219
Total noninterest expense	80,230	81,847	90,902
Earnings before income taxes and provisions for credit losses	47,737	52,129	52,072
Provisions for credit losses	(456)	11,367	(10,769)
Income tax expense	10,042	8,931	14,006
Net income applicable to noncontrolling interest	8	—	8
Net income applicable to FB Financial Corporation(a)	$38,143	$31,831	$48,827
Net interest income (tax-equivalent basis)	$111,279	$112,145	$90,537
Adjusted net income*	$40,045	$32,117	$42,551
Adjusted pre-tax, pre-provision earnings*	$50,299	$52,516	$43,573
Per Common Share
Diluted net income	$0.81	$0.68	$1.02
Adjusted diluted net income*	0.85	0.68	0.89
Book value	28.36	27.30	30.13
Tangible book value*	22.90	21.85	24.67
Adjusted tangible book value*	26.53	25.84	24.55
Weighted average number of shares outstanding - fully diluted	47,036,742	47,024,611	47,896,715
Period-end number of shares	46,737,912	46,926,377	47,549,241
Selected Balance Sheet Data
Cash and cash equivalents	$1,027,052	$618,290	$1,797,740
Loans held for investment (HFI)	9,298,212	9,105,016	7,604,662
Allowance for credit losses(b)	(134,192)	(134,476)	(125,559)
Mortgage loans held for sale, at fair value(c)	108,961	97,011	672,924
Commercial loans held for sale, at fair value	30,490	33,722	79,299
Investment securities, at fair value	1,474,176	1,485,133	1,681,892
Other real estate owned, net	5,794	5,919	9,777
Total assets	12,847,756	12,258,082	12,597,686
Interest-bearing deposits	8,179,203	7,039,568	8,096,683
Noninterest-bearing deposits	2,676,631	2,966,514	2,740,214
Total deposits	10,855,834	10,006,082	10,836,897
Borrowings	415,677	722,940	171,778
Total common shareholders' equity	1,325,425	1,281,161	1,432,602
Selected Ratios
Return on average:
Assets	1.22%	1.05%	1.60%
Shareholders' equity	11.7%	9.45%	13.7%
Tangible common equity*	14.6%	11.7%	16.8%
Average shareholders' equity to average assets	10.4%	11.1%	11.7%
Net interest margin (tax-equivalent basis)	3.78%	3.93%	3.19%
Efficiency ratio (GAAP)	62.7%	61.1%	63.6%
Core efficiency ratio (tax-equivalent basis)*	61.0%	60.7%	67.0%
Loans HFI to deposit ratio	85.7%	91.0%	70.2%
Total loans to deposit ratio	86.9%	92.3%	77.1%
Noninterest-bearing deposits to total deposits	24.7%	29.6%	25.3%
Yield on interest-earning assets	5.04%	4.53%	3.45%
Cost of interest-bearing liabilities	1.84%	0.90%	0.38%
Cost of total deposits	1.20%	0.52%	0.22%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(b)	1.44%	1.48%	1.65%
Net charge-offs as a percentage of average loans HFI	0.02%	0.00%	0.12%
Nonperforming loans HFI as a percentage of total loans HFI	0.49%	0.47%	0.62%
Nonperforming assets as a percentage of total assets(c)	0.68%	0.62%	0.50%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	10.3%	10.5%	11.4%
Tangible common equity to tangible assets*	8.50%	8.54%	9.51%
Tier 1 capital (to average assets)	10.5%	10.7%	10.5%
Tier 1 capital (to risk-weighted assets)(d)	11.3%	11.2%	12.6%
Total capital (to risk-weighted assets)(d)	13.1%	13.0%	14.5%
Common equity Tier 1 (to risk-weighted assets) (CET1)(d)	11.0%	10.9%	12.3%
(a) Includes dividends declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the fourth quarter of 2022 and the fourth quarter of 2021.
(b) Excludes reserve for credit losses on unfunded commitments of $22,969, $23,577, and $14,380 recorded in accrued expenses and other liabilities at December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(c) Includes optional right to repurchase seriously delinquent GNMA loans previously sold of $26,211 and $26,485 as of December 31, 2022 and September 30, 2022, respectively.
(d) Risk-weighted assets are calculated using the standardized method of the Basel III Framework.
*These measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in this Earnings Release dated January 17, 2023.
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FB Financial Corporation
Fourth Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted net income	Fourth Quarter	Third Quarter	Fourth Quarter
Income before income taxes	$48,193	$40,762	$62,841
Less other non-operating items(1)	(2,562)	(387)	8,499
Adjusted pre-tax net income	50,755	41,149	54,342
Adjusted income tax expense	10,710	9,032	11,791
Adjusted net income	$40,045	$32,117	$42,551
Weighted average common shares outstanding - fully diluted	47,036,742	47,024,611	47,896,715
Adjusted diluted earnings per common share
Diluted earnings per common share	$0.81	$0.68	$1.02
Less other non-operating items	(0.05)	—	0.18
Less tax effect	0.01	—	(0.05)
Adjusted diluted earnings per common share	$0.85	$0.68	$0.89
(1) 4Q22 includes a $2,562 loss from change in fair value of commercial loans held for sale acquired from Franklin; 3Q22 includes a $387 loss from change in fair value of commercial loans held for sale acquired from Franklin; 4Q21 includes a $9,921 gain from change in fair value of commercial loans held for sale acquired from Franklin and $1,422 related to certain nonrecurring charitable contributions.

Adjusted net income	2022	2021	2020
Income before income taxes	$159,574	$243,051	$82,461
Plus mortgage restructuring and offering expenses	12,458	605	34,879
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	66,136
Less other non-operating items(1)	(5,133)	11,032	(4,400)
Adjusted pre-tax net income	177,165	232,624	187,876
Adjusted income tax expense(2)	39,587	51,553	45,944
Adjusted net income	$137,578	$181,071	$141,932
Weighted average common shares outstanding - fully diluted	47,239,791	47,955,880	38,099,744
Adjusted diluted earnings per share
Diluted earnings per common share	$2.64	$3.97	$1.67
Plus mortgage restructuring and offering expenses	0.26	0.01	0.92
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	1.74
Less other non-operating items	(0.11)	0.22	(0.11)
Less tax effect	0.10	(0.02)	0.71
Adjusted diluted earnings per common share	$2.91	$3.78	$3.73
(1) 2022 includes a $5,133 loss from change in fair value of commercial loans held for sale acquired from Franklin; 2021 includes a $11,172 gain from change in fair value on commercial loans held for sale acquired from Franklin, a loss on swap cancellation of $1,510, a $2,005 gain on other real estate owned, a $787 gain from lease terminations and $1,422 related to certain nonrecurring charitable contributions.

(2) 2021 includes a $1,678 tax benefit related to a change in the value of a net operating loss tax asset related to Franklin.

	2022		2021
Adjusted pre-tax pre-provision earnings	Fourth Quarter	Third Quarter	Fourth Quarter
Income before income taxes	$48,193	$40,762	$62,841
Plus provisions for credit losses	(456)	11,367	(10,769)
Pre-tax pre-provision earnings	47,737	52,129	52,072
Less other non-operating items	(2,562)	(387)	8,499
Adjusted pre-tax pre-provision earnings	$50,299	$52,516	$43,573

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FB Financial Corporation
Fourth Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Core efficiency ratio (tax-equivalent basis)	Fourth Quarter	Third Quarter	Fourth Quarter
Total noninterest expense	$80,230	$81,847	$90,902
Less certain charitable contributions	—	—	1,422
Core noninterest expense	$80,230	$81,847	$89,480
Net interest income (tax-equivalent basis)	$111,279	$112,145	$90,537
Total noninterest income	17,469	22,592	53,219
Less (loss) gain on change in fair value on commercial loans held for sale	(2,562)	(387)	9,921
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(252)	429	187
Less gain (loss) from securities, net	25	(140)	46
Core noninterest income	20,258	22,690	43,065
Core revenue	$131,537	$134,835	$133,602
Efficiency ratio (GAAP)(a)	62.7%	61.1%	63.6%
Core efficiency ratio (tax-equivalent basis)	61.0%	60.7%	67.0%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

	2022		2021
Banking segment core efficiency ratio (tax equivalent)	Fourth Quarter	Third Quarter	Fourth Quarter
Core noninterest expense	$80,230	$81,847	$89,480
Less Mortgage segment noninterest expense	13,304	15,961	30,798
Banking segment core noninterest expense	$66,926	$65,886	$58,682
Banking segment net interest income (tax equivalent basis)	$111,279	$112,145	$90,398
Core noninterest income	20,258	22,690	43,065
Less Mortgage segment core noninterest income	9,148	12,384	31,350
Banking segment core noninterest income	11,110	10,306	11,715
Core revenue	131,537	134,835	133,602
Less Mortgage segment core total revenue	9,148	12,384	31,489
Banking segment core total revenue	$122,389	$122,451	$102,113
Banking segment core efficiency ratio (tax-equivalent basis)	54.7%	53.8%	57.5%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$13,304	$15,961	$30,798
Mortgage segment net interest income	—	—	139
Mortgage segment noninterest income	9,124	12,299	31,369
Less (loss) gain on sales or write-downs of other real estate owned	(24)	(85)	19
Mortgage segment core noninterest income	9,148	12,384	31,350
Mortgage segment core total revenue	$9,148	$12,384	$31,489
Mortgage segment core efficiency ratio (tax-equivalent basis)	145.4%	128.9%	97.8%

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FB Financial Corporation
Fourth Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted Banking segment pre-tax pre-provision earnings	Fourth Quarter	Third Quarter	Fourth Quarter
Banking segment pre-tax net contribution	$52,373	$44,424	$62,131
Plus provisions for credit losses	(456)	11,367	(10,769)
Banking segment pre-tax pre-provision earnings	51,917	55,791	51,362
Less other non-operating items	(2,562)	(387)	8,499
Adjusted Banking segment pre-tax pre-provision earnings	$54,479	$56,178	$42,863

	2022		2021
Tangible assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Tangible assets
Total assets	$12,847,756	$12,258,082	$12,597,686
Less goodwill	242,561	242,561	242,561
Less intangibles, net	12,368	13,407	16,953
Tangible assets	$12,592,827	$12,002,114	$12,338,172
Tangible common equity
Total common shareholders' equity	$1,325,425	$1,281,161	$1,432,602
Less goodwill	242,561	242,561	242,561
Less intangibles, net	12,368	13,407	16,953
Tangible common equity	$1,070,496	$1,025,193	$1,173,088
Less accumulated other comprehensive (loss) income, net	(169,433)	(187,440)	5,858
Adjusted tangible common equity	1,239,929	1,212,633	1,167,230
Common shares outstanding	46,737,912	46,926,377	47,549,241
Book value per common share	$28.36	$27.30	$30.13
Tangible book value per common share	$22.90	$21.85	$24.67
Adjusted tangible book value per common share	$26.53	$25.84	$24.55
Total common shareholders' equity to total assets	10.3%	10.5%	11.4%
Tangible common equity to tangible assets	8.50%	8.54%	9.51%

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Return on average tangible common equity	Fourth Quarter	Third Quarter	Fourth Quarter
Average common shareholders' equity	$1,294,758	$1,336,143	$1,411,987
Less average goodwill	242,561	242,561	242,561
Less average intangibles, net	12,865	13,953	17,580
Average tangible common equity	$1,039,332	$1,079,629	$1,151,846
Net income	$38,143	$31,831	$48,827
Return on average common equity	11.7%	9.45%	13.7%
Return on average tangible common equity	14.6%	11.7%	16.8%
Adjusted net income	$40,045	$32,117	$42,551
Adjusted return on average tangible common equity	15.3%	11.8%	14.7%
Adjusted pre-tax pre-provision earnings	$50,299	$52,516	$43,573
Adjusted pre-tax pre-provision return on average tangible common equity	19.2%	19.3%	15.0%

	2022		2021
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FB Financial Corporation
Fourth Quarter 2022 Results

Adjusted return on average assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Net income	$38,143	$31,831	$48,827
Average assets	12,446,027	12,038,115	12,085,817
Average common equity	1,294,758	1,336,143	1,411,987
Return on average assets	1.22%	1.05%	1.60%
Return on average common equity	11.7%	9.45%	13.7%
Adjusted net income	$40,045	$32,117	$42,551
Adjusted return on average assets	1.28%	1.06%	1.40%
Adjusted return on average common equity	12.3%	9.54%	12.0%
Adjusted pre-tax pre-provision earnings	$50,299	$52,516	$43,573
Adjusted pre-tax pre-provision return on average assets	1.60%	1.73%	1.43%
Adjusted pre-tax pre-provision return on average common equity	15.4%	15.6%	12.2%

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